SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of report (Date of earliest event reported):             October 19, 1999
                                                          --------------------


                            ELCOM INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                      000-27376                 04-3175156
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
    of Incorporation)                 File Number)        Identification Number)


     10 Oceana Way      Norwood, Massachusetts                   02062
     (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code:              (781) 440-3333
                                                             ------------------



          (Former Name or Former Address, if Changed Since Last Report)



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Item 4.  Changes in Registrant's Certifying Accountant

         (a)      Previous independent accountants

         On September 3, 1999, the Audit Committee of the Board of Directors of Elcom International, Inc. (the "Company") commenced soliciting proposals for the year-end audit of its calendar 1999 consolidated financial statements. The Company solicited a proposal from four independent accounting firms, including Arthur Andersen LLP ("Andersen"), who had been previously engaged by the Company as its principal auditor. The Audit Committee took this action to ensure that the Company would continue to receive the best possible audit services at a competitive price.

         During September and October, 1999, Company management met with and provided appropriate information to the independent accounting firms involved. On October 19, 1999 the Audit Committee met and decided it would not engage Andersen to act as the Company's independent accountants for calendar 1999. Andersen, the Company's independent accountants in 1998 and prior years was informed of the Audit Committee's decision on October 20, 1999.

         Andersen, in its reports on the Company's consolidated financial statements for each of the calendar years ended December 31, 1998 and 1997, neither expressed an adverse opinion or a disclaimer of opinion, or qualified or modified such reports as to uncertainty, audit scope, or accounting principles.

         During each of the years ended December 31, 1998 and 1997, and during the period from January 1, 1999 through the date of this report, (i) there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference thereto in its report on the financial statements of the Company for such years; and (ii) there have been no reportable events (as defined in Regulation S-K Item 304 (a) (1) (v)).

         The Company has requested that Andersen furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated October 21, 1999 is filed as Exhibit 16 to this Current Report on Form 8-K.

         (b)      New independent accountants

     The Company's Audit Committee decided to offer the engagement to KPMG LLP ("KPMG") as its new independent accountants on October 19, 1999 and informed KPMG of their decision on October 20, 1999. The Company is now waiting for KPMG to finalize their client acceptance due diligence process before their engagement can commence. During the two most recent fiscal years and through the date of this report, the Company has not consulted with KPMG on items which were or should have been subject to SAS 50 or concerned the subject matter of a disagreement or reportable event with Andersen, the former independent accountants of the Company, as described in Regulation S-K Item 304 (a) (2).


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Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits.

                      Exhibit No.
                          16         Letter from Arthur Andersen LLP regarding a
                                     change   in   the   Company's   independent
                                     accountants.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                    ELCOM INTERNATIONAL, INC.


                                                    By: /s/ Peter Rendall
                                                        Peter Rendall
                                                        Chief Financial Officer


Date:    October 26, 1999









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